UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2016

RLI Corp.

(Exact name of registrant as specified in its charter)

Illinois	001-09463	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindbergh Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On September 20, 2016, the RLI Corp. (“RLI”) Board of Directors (“Board”) appointed Calvin G. Butler, Jr. as a member of the Board, effective October 1, 2016.  Mr. Butler will serve as a member of the Board’s Audit and Nominating/Corporate Governance Committees.  The Board has determined that Mr. Butler is an independent director under applicable rules of the New York Stock Exchange.  Mr. Butler will stand for election at RLI’s next annual shareholders’ meeting in May 2017.

As a non-employee member of the Board, Mr. Butler will receive compensation pursuant to RLI’s standard arrangements for non-employee directors.

Furnished as Exhibit 99.1 and incorporated herein by reference is a copy of the press release issued by RLI relating to Mr. Butler’s appointment as director.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

5
Exhibit No.	Description
99.1	Press Release dated September 20, 2016.
This Exhibit is furnished pursuant to Item 5.02 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.

Date: September 20, 2016	By:	/s/ Daniel O. Kennedy
Daniel O. Kennedy
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated September 20, 2016
This Exhibit is furnished pursuant to Item 5.02 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.